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                                                            EXHIBIT 11

                    Computation of Earnings per Common Share
                          Susquehanna Bancshares, Inc.
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(in thousands, except per share information)                                Year Ended December 31,
                                                                            -----------------------
                                                                      1995          1994          1993
                                                                      ----          ----          ----
Earnings per Common Share:
--------------------------
Net income before extraordinary item &
   accounting change (EIAC)                                          $26,017       $22,828       $22,182
Less preferred stock dividends                                             0             0            17
                                                                     -------       -------       -------
Net income before EIAC available
   to common stockholders                                            $26,017       $22,828       $22,165
Divided by average common shares outstanding                          11,674        11,634        11,331
                                                                     -------       -------       -------
Earnings per common share before EIAC                                $  2.23       $  1.96       $  1.96
                                                                     =======       =======       =======

Net income                                                           $26,017       $22,096       $23,205
Less preferred stock dividends                                             0             0            17
                                                                     -------       -------       -------
Net income available to common stockholders                          $26,017       $22,096       $23,188
Divided by average common shares outstanding                          11,674        11,634        11,331
                                                                     -------       -------       -------
Earnings per common share                                            $  2.23       $  1.90       $  2.05
                                                                     =======       =======       =======

Earnings per Common Share, Assuming Full Dilution:
--------------------------------------------------
Net income before EIAC                                               $26,017       $22,828       $22,182
Divided by average common shares outstanding,
  assuming full dilution                                              11,674        11,634        11,358
                                                                     -------       -------       -------
Earnings per common share before EIAC,
  assuming full dilution                                             $  2.23       $  1.96       $  1.95
                                                                     =======       =======       =======

Net income                                                           $26,017       $22,096       $23,205
Divided by average common shares outstanding,
  assuming full dilution                                              11,674        11,634        11,358
                                                                     -------       -------       -------
Earnings per common share, assuming full
  dilution                                                           $  2.23       $  1.90       $  2.04
                                                                     =======       =======       =======

Average Common Shares Outstanding,
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Assuming Full Dilution:
-----------------------
Average common shares outstanding                                     11,674        11,634        11,331
Add shares of common stock issued on
  conversion of preferred stock                                            0             0            27
                                                                     -------       -------       -------
Average common shares outstanding,
  assuming full dilution                                              11,674        11,634        11,358
                                                                     =======       =======       =======
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